Exhibit 99

From:	Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

July 31, 2013

Wisconsin Energy posts 2013 second quarter and first half results

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported net income from continuing operations of $119.0 million or 52 cents a share for the second quarter of 2013. This compares with net income from continuing operations of $119.3 million or 51 cents a share for the second quarter of 2012.

Second quarter 2013 revenues were $1.01 billion. Revenues totaled $944.7 million in the same quarter last year.

For the first six months of 2013, the company recorded net income from continuing operations of $295.6 million or $1.28 a share -- up from $291.4 million or $1.25 a share in the corresponding period a year ago.

“Strong natural gas sales during a cooler than normal spring and the impact of the company's share repurchase program were positive factors contributing to our solid results for this year's second quarter,” said Gale Klappa, chairman, president and chief executive officer. “A cool June, however, significantly reduced demand for air conditioning across the region,” Klappa added. By comparison, June temperatures last year were much warmer than normal.”

Residential use of electricity dropped by 6.9 percent from last year's second quarter. Consumption of electricity by small commercial and industrial customers was down by 1.4 percent. Electricity use by large commercial and industrial customers -- excluding the iron ore mines in Michigan's Upper Peninsula -- was 4.1 percent lower.

On a weather normalized basis, retail consumption of electricity - excluding the iron ore mines - was down by 0.4 percent.

At the end of June, the company was serving approximately 3,900 more electric customers and 6,800 more natural gas customers than a year ago.

“From network reliability to customer satisfaction to financial performance, the company continues to perform at a high level,” said Klappa. “With the first half of 2013 now in the books, we're pleased with our progress.”

Earnings per share listed in this news release are on a fully diluted basis.

Conference call
A conference call is scheduled for 1 p.m. Central time on July 31, 2013. The presentation will review 2013 second quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing
866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 80350110. Access also may be gained through the company's website (wisconsinenergy.com). Click 'Second Quarter Earnings Release and Conference Call' and then click 'Go to webcast.' In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its second quarter performance. The materials will be available at
6:30 a.m. Central time on July 31, 2013.

Replay
A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through Aug. 14, 2013. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 80350110.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and 1.1 million natural gas customers in Wisconsin.
The company's principal utility is We Energies.  The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy (wisconsinenergy.com), a component of the S&P 500, has more than $14 billion of assets, approximately 4,500 employees and more than 41,000 stockholders of record.

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,012.3	$944.7	$2,287.5	$2,135.9

Operating Expenses
Fuel and purchased power	276.1	258.7	547.1	512.5
Cost of gas sold	115.2	75.0	385.3	312.5
Other operation and maintenance	265.4	267.9	553.5	554.2
Depreciation and amortization	96.7	90.3	192.2	177.9
Property and revenue taxes	29.4	30.2	58.9	60.5
Total Operating Expenses	782.8	722.1	1,737.0	1,617.6

Operating Income	229.5	222.6	550.5	518.3

Equity in Earnings of Transmission Affiliate	17.3	16.2	33.9	31.8
Other Income, net	5.8	8.6	10.2	24.6
Interest Expense, net	63.3	61.5	128.3	120.4

Income Before Income Taxes	189.3	185.9	466.3	454.3

Income Tax Expense	70.3	66.6	170.7	162.9

Net Income	$119.0	$119.3	$295.6	$291.4

Earnings Per Share
Basic	$0.52	$0.52	$1.29	$1.26
Diluted	$0.52	$0.51	$1.28	$1.25

Weighted Average Common Shares Outstanding (Millions)
Basic	228.4	230.4	228.6	230.5
Diluted	230.5	233.1	230.8	233.1

Dividends Per Share of Common Stock	$0.34	$0.30	$0.68	$0.60

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2013	December 31, 2012
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$10,704.5	$10,572.2

Investments
Equity investment in transmission affiliate	390.6	378.3
Other	38.2	35.5
Total Investments	428.8	413.8

Current Assets
Cash and cash equivalents	21.0	35.6
Accounts receivable, net	327.3	285.3
Accrued revenues	174.4	278.1
Materials, supplies and inventories	317.9	360.7
Prepayments and other	430.5	354.2
Total Current Assets	1,271.1	1,313.9

Deferred Charges and Other Assets
Regulatory assets	1,285.6	1,339.0
Goodwill	441.9	441.9
Other	185.1	204.2
Total Deferred Charges and Other Assets	1,912.6	1,985.1
Total Assets	$14,317.0	$14,285.0

Capitalization and Liabilities

Capitalization
Common equity	$4,195.4	$4,135.1
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,383.2	4,453.8
Total Capitalization	8,609.0	8,619.3

Current Liabilities
Long-term debt due currently	414.6	412.1
Short-term debt	335.9	394.6
Accounts payable	276.4	368.4
Accrued payroll and benefits	75.5	100.9
Other	178.3	167.3
Total Current Liabilities	1,280.7	1,443.3

Deferred Credits and Other Liabilities
Regulatory liabilities	854.1	866.5
Deferred income taxes - long-term	2,369.7	2,117.0
Deferred revenue, net	689.6	709.7
Pension and other benefit obligations	225.2	244.0
Other	288.7	285.2
Total Deferred Credits and Other Liabilities	4,427.3	4,222.4
Total Capitalization and Liabilities	$14,317.0	$14,285.0

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
	2013	2012
	(Millions of Dollars)
Operating Activities
Net income	$295.6	$291.4
Reconciliation to cash
Depreciation and amortization	197.7	183.8
Deferred income taxes and investment tax credits, net	143.1	141.2
Working capital and other	45.1	(7.7)
Cash Provided by Operating Activities	681.5	608.7

Investing Activities
Capital expenditures	(307.3)	(314.0)
Investment in transmission affiliate	(5.2)	(6.6)
Change in restricted cash	2.7	27.6
Other, net	(26.8)	(19.6)
Cash Used in Investing Activities	(336.6)	(312.6)

Financing Activities
Common stock issued (repurchased), net	(95.0)	(38.4)
Dividends paid on common stock	(155.6)	(138.3)
Change in debt, net	(119.2)	(120.4)
Other, net	10.3	—
Cash Used in Financing Activities	(359.5)	(297.1)

Change in Cash	(14.6)	(1.0)

Cash at Beginning of Period	35.6	14.1

Cash at End of Period	$21.0	$13.1

Wisconsin Energy Corporation
Normalized Retail Electric Sales (a)

	Second Quarter
	2013 Actual vs. 2012 Actual	2013 Normalized vs. 2012 Normalized
Residential	(6.9)%	(0.9)%
Small Commercial/Industrial	(1.4)%	1.7%
Large Commercial/Industrial (ex. Mines)	(4.1)%	(2.1)%
Total Large Commercial/Industrial	(8.2)%	(6.7)%
Total Retail Sales	(5.5)%	(2.2)%
Retail (Excluding Mines)	(4.0)%	(0.4)%

	Six Month		Annual (b)
	2013 Actual vs. 2012 Actual	2013 Normalized vs. 2012 Normalized	2013 Budget vs. 2012 Normalized
Residential	(0.9)%	(0.3)%	0.1%
Small Commercial/Industrial	(0.1)%	0.4%	0.3%
Large Commercial/Industrial (ex. Mines)	(3.8)%	(1.4)%	0.2%
Total Large Commercial/Industrial	(6.1)%	(4.1)%	(2.4)%
Total Retail Sales	(2.5)%	(1.5)%	(0.7)%
Retail (Excluding Mines)	(1.5)%	(0.4)%	0.2%

(a) Normalized - 20 year average weather adjusted. The six months has also been adjusted for leap year in 2012 which caused a decline in normalized sales of approximately 0.5% relative to 2012.

(b) Actual results may differ materially from these forecasts because of seasonal, economic and other factors.